Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SUBURBAN PROPANE PARTNERS, L.P.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	22-3410353
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

One Suburban Plaza
240 Route 10 West
Whippany, NJ	07981-0206
(Address of Principal Executive Offices)	(Zip Code)

Suburban Propane Partners, L.P. 2009 Restricted Unit Plan
(Full Title of the Plan)

Paul Abel, Esq.
Vice President, General Counsel & Secretary
Suburban Propane Partners L.P.
One Suburban Plaza
240 Route 10 West
Whippany, NJ 07981-0206
(Name and Address of Agent for Service)
(973) 887-5300
(Telephone Number, Including Area Code, of Agent For Service)

Copies to:
Charles E. Dropkin, Esq.
Proskauer Rose LLP
1585 Broadway
New York, NY 10036
(212) 969-3000
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount
Title Of Securities	Amount To Be	Offering Price	Aggregate	Of
To Be Registered	Registered	Per Common Unit	Offering Price	Registration Fee
Common Units	1,200,000 (1)	$42.93 (2)	$51,516,000.00 (2)	$2,875

(1)	Represents the maximum aggregate number of common units (“Common Units”), of Suburban Propane Partners, L.P. (the “Registrant”) that may be granted under the Suburban Propane Partners, L.P. 2009 Restricted Unit Plan (the “Plan”). This Registration Statement also registers such additional Common Units as may be offered or issued under the Plan to prevent dilution resulting from unit splits, dividends or similar transactions which results in an increase in the number of the outstanding Common Units issuable pursuant to awards granted under the Plan. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Plan.

(2)	Calculated solely for purposes of this offering under Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, on the average of the high and low selling prices per Common Unit as reported on the New York Stock Exchange on July 22, 2009.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
The following documents filed with the Securities and Exchange Commission (the “Commission”) by the Registrant are incorporated herein by reference:
1.	the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 27, 2008, filed with the Commission on November 26, 2008;

2.	the Registrant’s Quarterly Reports on Form 10-Q for the fiscal quarters ended December 27, 2008, and March 28, 2009, filed with the Commission on February 5, 2009, and May 7, 2009, respectively;

3.	the Registrant’s Current Reports on Form 8-K filed with the Commission on October 23, 2008, October 30, 2008, January 7, 2009, January 21, 2009, January 22, 2009, February 27, 2009, April 23, 2009(3), April 27, 2009, June 30, 2009 and July 23, 2009(3); and

4.	the description of the Registrant’s Common Units contained in its Current Report on Form 8-K filed with the Commission on October 19, 2006, together with any amendment or report filed with the Commission for the purpose of updating this description.
     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
     In no event, however, will any information that the Registrant discloses under Item 2.02 or Item 7.01 of any Current Report on Form 8-K that the Registrant may from time to time furnish to the Commission be incorporated by reference into, or otherwise become a part of, this Registration Statement. Any statement contained in a document that is deemed to be incorporated by reference or deemed to be part of this Registration Statement after the most recent effective date may modify or replace existing statements contained in this Registration Statement.
Item 4. Description of Securities.
     Not applicable.

Item 5. Interest of Named Experts and Counsel.
     The validity of the Common Units offered hereby will be passed upon for the Registrant by Paul Abel, General Counsel for the Registrant. As of July 24, 2009, Mr. Abel, whose opinion is included herewith as Exhibit 5.1, owns 1,665 Common Units and an additional 12,915 unvested restricted units granted to him under the Registrant’s 2000 Restricted Unit Plan.
Item 6. Indemnification of Directors and Officers.
       Section 17-108 of the Delaware Revised Uniform Limited Partnership Act provides that subject to such standards and restrictions, if any, as are set forth in its partnership agreement, a limited partnership may, and shall have the power to, indemnify and hold harmless any partner or other person from and against any and all claims and demands whatsoever.
       The Third Amended and Restated Agreement of Limited Partnership of the Registrant (as amended) provides that the Registrant will indemnify (i) the members of the Registrant’s board of supervisors (the “Board”) or the members of the board of supervisors of Suburban Propane, L.P. (the “Operating Partnership”) or any subsidiary of either the Registrant or the Operating Partnership, (ii) Suburban Energy Services Group LLC and its successors as general partner of the Registrant (“General Partner”), any former General Partner (“Departing Partner”), and any person who is or was an affiliate of the General Partner or any Departing Partner, (ii) any person who is or was a member, partner, director, officer, employee, agent or trustee of the Registrant, the Operating Partnership, any subsidiary of either the Registrant or the Operating Partnership, the General Partner or any Departing Partner or any affiliate of any of the forgoing entities, and (iv) any person who is or was serving at the request of the Board, the General Partner or any Departing Partner or any affiliate of the General Partner or any Departing Partner as a member, partner, director, officer, employee, partner, agent, fiduciary or trustee of another person, in each case acting in such capacity ((i) through (iv) collectively, “Indemnitees”); provided that a person will not be an Indemnitee by reason of providing, on a fee-for-services basis, trustee, fiduciary or custodial services. To the fullest extent permitted by law, all Indemnitees will be indemnified and held harmless by the Registrant from and against any and all losses, claims, damages, liabilities (joint or several), expenses (including legal fees, expenses and other disbursements), judgments, fines, penalties, interest, settlements or other amounts arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, in which any Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, by reason of its status as an Indemnitee; provided that in each case the Indemnitee acted in good faith and in a manner that such Indemnitee reasonably believed to be in, or not opposed to, the best interest of the Registrant and, with respect to any criminal proceeding, had no reasonable cause to believe its conduct was unlawful. Any indemnification under these provisions will be only out of the assets of the Registrant, and the General Partner shall not be personally liable for such indemnification and shall have no obligation to contribute or loan any monies or property to the Registrant to enable it to effectuate such indemnification. To the fullest extent permitted by law, expenses (including legal fees, expenses and other disbursements) incurred by an Indemnitee who is indemnified pursuant to the foregoing in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Registrant prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Registrant of any undertaking by or on behalf of the Indemnitee to repay such amount if it shall be determined by a final, non-appealable order of a court of competent jurisdiction that the Indemnitee is not entitled to be indemnified in accordance with the foregoing. The Registrant may to purchase and maintain (or reimburse the members of the Board, the General Partner or it affiliates for the cost of) insurance against any liability that may be asserted against or expense that may be incurred by such persons in connection with the Registrant’s activities, regardless of whether the Registrant would have the power to indemnify such person against such liability under the provisions described above.

       Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, any partner or certain other persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.
Item 7. Exemption from Registration Claimed.
Not applicable.

Item 8. Exhibits.

Exhibit No.	Description
4.1	Third Amended and Restated Agreement of Limited Partnership of the Registrant dated as of October 19, 2006 (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed October 19, 2006), as further amended as of July 31, 2007 (such amendment incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed August 2, 2007).

4.2	Description of Common Units of the Registrant (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed October 19, 2006).

5.1	Opinion of Paul Abel, Esq., General Counsel of the Registrant

23.1	Consent of PricewaterhouseCoopers LLP

23.2	Consent of Paul Abel, Esq., General Counsel of the Registrant (included in Exhibit 5.1)

24.1	Powers of Attorney (included on the signature page of this Registration Statement)

99.1	Suburban Propane Partners, L.P. 2009 Restricted Unit Plan
Item 9. Undertakings.
(a)	The undersigned Registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
(ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and
(iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;
provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Whippany, State of New Jersey on this 24th day of July, 2009.

SUBURBAN PROPANE PARTNERS, L.P.
By:	/s/ MARK. A. ALEXANDER
Mark. A. Alexander
Chief Executive Officer
POWER OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENTS that each person whose signature appears below hereby constitutes and appoints Michael J. Dunn, Jr., Paul Abel and Michael Stivala, or any of them individually, such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for and in such person’s name, place and stead, in the capacities indicated below, to sign this Registration Statement on Form S-8 of Suburban Propane Partners, L.P. and any and all amendments (including post-effective amendments) thereto, and to file or cause to be filed the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as such person might, or could, do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ MARK. A. ALEXANDER Mark A. Alexander	Chief Executive Officer (Principal Executive Officer)	July 24, 2009

/s/ MICHAEL A. STIVALA Michael A. Stivala	Chief Financial Officer and Chief Accounting Officer (Principal Financial and Accounting Officer)	July 24, 2009

/s/ MICHAEL J. DUNN, JR. Michael J. Dunn, Jr.	President; Member of the Board of Supervisors	July 24, 2009

/s/ MICHAEL KUGLIN Michael Kuglin	Controller	July 24, 2009

Signature	Title	Date

/s/ HAROLD R. LOGAN, JR. Harold R. Logan, Jr.	Chairman of the Board of Supervisors	July 24, 2009

/s/ JOHN HOYT STOOKEY John Hoyt Stookey	Member of the Board of Supervisors	July 24, 2009

/s/ DUDLEY C. MECUM Dudley C. Mecum	Member of the Board of Supervisors	July 24, 2009

/s/ JOHN D. COLLINS John D. Collins	Member of the Board of Supervisors	July 24, 2009

/s/ JANE SWIFT Jane Swift	Member of the Board of Supervisors	July 24, 2009

EXHIBIT INDEX

Exhibit No.	Description
4.1	Third Amended and Restated Agreement of Limited Partnership of the Registrant dated as of October 19, 2006 (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed October 19, 2006), as further amended as of July 31, 2007 (such amendment incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed August 2, 2007).

4.2	Description of Common Units of the Registrant (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed October 19, 2006).

5.1	Opinion of Paul Abel, Esq., General Counsel of the Registrant

23.1	Consent of PricewaterhouseCoopers LLP

23.2	Consent of Paul Abel, Esq., General Counsel of the Registrant (included in Exhibit 5.1)

24.1	Powers of Attorney (included on the signature page of this Registration Statement)

99.1	Suburban Propane Partners, L.P. 2009 Restricted Unit Plan